UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

MUELLER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8285 Tournament Drive Suite 150 Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 753-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 8, 2013, the Board of Directors of Mueller Industries, Inc. (the “Company”) approved amendments to the Company’s by-laws to establish certain requirements for stockholder proposals and nominations, actions by written consent and bylaw amendments by stockholders. A summary of these amendments is set forth below:

•	Notice of Stockholder Business and Nominations: Article II, Section 11 was amended to change the deadline for submitting stockholder proposals and nominations to not less than 120 days and not more than 150 days prior to the anniversary of the preceding year’s annual meeting.

•	Consent of Stockholders In Lieu of Meeting: Article II, Section 10 was amended to add a requirement that the Company’s Board of Directors fix a record date for any proposed written consent by stockholders.

•	Amendments: Article VIII was amended to require the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, for the stockholders to adopt, amend or repeal any by-law.

The foregoing summary is qualified in its entirety by reference to the complete text of the Company’s Amended and Restated By-Laws, as adopted and effective on November 8, 2013, a copy of which is filed herewith as Exhibit 3.1 and incorporated in this Item 5.03 by reference. Under the newly adopted by-laws, in the case of the Company’s annual meeting to be held in 2014, stockholder proposals and nominations must be received by the Company no earlier than December 3, 2013 and no later than January 2, 2014.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits:

3.1	Amended and Restated Bylaws of the Company, effective as of November 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By:	/s/ Gary C. Wilkerson
Name:	Gary C. Wilkerson
Title:	Vice President, General Counsel and Secretary

Date: November 8, 2013

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, effective as of November 8, 2013.